Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 24, 2018, in the Registration Statement (Form S-11) and related Prospectus of Essential Properties Realty Trust, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

New York, New York

May 25, 2018